Exhibit 5

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

June 21, 2007

Knoll, Inc.

1235 Water Street

East Greenfield, Pennsylvania 18041

Ladies and Gentlemen:

We have acted as counsel to Knoll, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about June 22, 2007, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 2,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issuable under the Knoll, Inc. 2007 Stock Incentive Plan (the “Plan”).

We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, the Shares to be issued by the Company under the Plan, when duly issued and delivered pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction or any other laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

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